EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nationwide Variable Insurance Trust of our reports dated February 18, 2021, relating to the financial statements and financial highlights, which appear in Amundi NVIT Multi Sector Bond Fund, NVIT AllianzGI International Growth Fund, NVIT American Funds Asset Allocation Fund (formerly, American Funds NVIT Asset Allocation Fund), NVIT American Funds Bond Fund (formerly, American Funds NVIT Bond Fund), NVIT American Funds Global Growth Fund (formerly, American Funds NVIT Global Growth Fund), NVIT American Funds Growth Fund (formerly, American Funds NVIT Growth Fund), NVIT American Funds Growth-Income Fund (formerly, American Funds NVIT Growth-Income Fund), NVIT AQR Large Cap Defensive Style Fund, NVIT BlackRock Equity Dividend Fund (formerly, BlackRock NVIT Equity Dividend Fund), NVIT BlackRock Managed Global Allocation Fund (formerly, BlackRock NVIT Managed Global Allocation Fund), NVIT BlueprintSM Aggressive Fund, NVIT BlueprintSM Balanced Fund, NVIT BlueprintSM Capital Appreciation Fund, NVIT BlueprintSM Conservative Fund, NVIT BlueprintSM Managed Growth & Income Fund, NVIT BlueprintSM Managed Growth Fund, NVIT BlueprintSM Moderate Fund, NVIT BlueprintSM Moderately Aggressive Fund, NVIT BlueprintSM Moderately Conservative Fund, NVIT Bond Index Fund, NVIT Columbia Overseas Value Fund, NVIT Core Bond Fund, NVIT Core Plus Bond Fund, NVIT DoubleLine Total Return Tactical Fund (formerly, DoubleLine NVIT Total Return Tactical Fund), NVIT Emerging Markets Fund, NVIT Federated High Income Bond Fund (formerly, Federated NVIT High Income Bond Fund), NVIT Government Bond Fund, NVIT Government Money Market Fund, NVIT International Equity Fund, NVIT International Index Fund, NVIT Investor Destinations Aggressive Fund, NVIT Investor Destinations Balanced Fund, NVIT Investor Destinations Capital Appreciation Fund, NVIT Investor Destinations Conservative Fund, NVIT Investor Destinations Managed Growth & Income Fund, NVIT Investor Destinations Managed Growth Fund, NVIT Investor Destinations Moderate Fund, NVIT Investor Destinations Moderately Aggressive Fund, NVIT Investor Destinations Moderately Conservative Fund, NVIT iShares® Fixed Income ETF Fund, NVIT iShares® Global Equity ETF Fund, NVIT J.P. Morgan MozaicSM Multi-Asset Fund, NVIT J.P.Morgan U.S. Equity Fund (formerly, NVIT J.P. Morgan Disciplined Equity Fund), NVIT Jacobs Levy Large Cap Growth Fund, NVIT Managed American Funds Asset Allocation Fund, NVIT Managed American Funds Growth-Income Fund, NVIT Mellon Dynamic U.S. Core Fund, NVIT Mellon Dynamic U.S. Equity Income Fund, NVIT Mid Cap Index Fund, NVIT Multi-Manager Mid Cap Value Fund, NVIT Multi-Manager Small Cap Growth Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT Multi-Manager Small Company Fund, NVIT Neuberger Berman Multi Cap Opportunities Fund (formerly, Neuberger Berman Multi Cap Opportunities Fund), NVIT Newton Sustainable U.S. Equity Fund, NVIT Real Estate Fund, NVIT S&P 500 Index Fund, NVIT Short Term Bond Fund, NVIT Small Cap Index Fund and NVIT Wells Fargo Discovery Funds’ Annual Reports on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 15, 2021